EXHIBIT 10.4(b)(i)
                                                              ------------------

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AMENDMENT (the "Amendment"), effective as of November 26, 2001, to the Employment Agreement by and between Scott G. Mackin (the "Employee") and Covanta Energy Corporation (f/k/a Ogden Corporation) (the "Company") and Covanta Energy Group, Inc., dated as of October 1, 1998 (the "Agreement"), is by and between the Company and the Employee.

                                 WITNESSETH THAT

       WHEREAS, the Company and the Employee are parties to and Covanta Energy Group, Inc. wishes to become a party to the Agreement; and

       WHEREAS, the parties wish to amend the Agreement to reflect the change from the Ogden Corporation to Covanta Energy Corporation, and to reflect the Employee's new position and compensation and to revise the definition of Change in Control;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Employee hereby agree to amend the Agreement in the following respects, and only in the following respects, with all other terms and conditions remaining in full force and effect as previously agreed in the Agreement:

1. All references in the Agreement to Ogden Corporation are hereby amended to refer to Covanta Energy Corporation and Covanta Energy Group, Inc, and all references to the Employee's title are hereby amended to refer to President and Chief Executive Officer of the Company and President and Chief Executive Officer of Covanta Energy Group, Inc.

2. The last sentence of Section 4(a) of the Agreement shall be amended to read as follows:

       "The minimum annual salary payable to the Employee under this Agreement shall be in the amount of $625,000, payable in equal monthly or bi-weekly installments."

3.     Appendix A to the Agreement shall be amended to read as follows:

       "The following definition of Change in Control shall apply for purposes of Paragraph 10(f) of the Agreement:

       Change in Control. Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

       (a) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation the conditions described in clause (iii) of paragraph (c) below are met.

       (b) Individuals who, as of May 20, 1998 constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 1998 whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

       (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, limited liability entity or similar person, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization."

       All provisions of the Agreement not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made by this Amendment.

       IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this Amendment to be executed.


ATTEST:                                  COVANTA ENERGY CORPORATION

    /s/ Jeffrey R. Horowitz                  /s/ Stephen M. Gansler
--------------------------------         --------------------------------
                                         By:  Stephen M. Gansler
                                         Its: Vice President, Human Resources
                                         Date:

                                         COVANTA ENERGY GROUP, Inc.

    /s/ Jeffrey R. Horowitz                  /s/ Stephen M. Gansler
--------------------------------         --------------------------------
                                         By:  Stephen M. Gansler
                                         Its: Vice President, Human Resources
                                         Date:



                                         SCOTT G. MACKIN


                                              /s/ Scott G. Mackin
                                         --------------------------------
                                         Scott G. Mackin
                                         Date: